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                                                                       Exhibit 3

                                     BYLAWS
                                       of
                            TOWER PROPERTIES COMPANY

                                    ARTICLE I

      LOCATION OF OFFICES

      The principal office of the Corporation shall be located in Kansas City, Jackson County, Missouri, or at such other place as may be designated from time to time by the Board of Directors.

                                   ARTICLE II

      MEETING OF STOCKHOLDERS

      Section 1. Annual Meetings. The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, at ten o'clock a.m. on the second Wednesday in May in each year, or if that be a legal holiday, on the next succeeding day not a legal holiday, for the purpose of electing a Board of Directors and transacting such other business as may come before the meeting.

      Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or by the President, or at any time upon the written request of a majority of the Board of Directors, or upon the written request of the holders of not less than 80% of the stock of the Corporation entitled to vote in an election of directors. Each call for a special meeting of the stockholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the Secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.

      Section 3. Notice of Meeting. Written or printed notice of each meeting of stockholders stating the hour and day when, and the place where such meeting is to be held shall be served as hereinafter provided on each stockholder entitled to vote thereat not less than ten (10) days or more than fifty (50) days before such meeting, except that further notice shall be given of particular matters if required by law. In the case of the annual meetings, the notice shall state that the purposes thereof are the election of a Board of Directors and the transaction of such other business as may come before the meeting. In the case of a special meeting, such notice shall state the purpose or purposes for which the meeting is called. Service of such notice shall be made either personally or by depositing the same in a sealed envelope addressed to the stockholder at his address as it appears upon the records of the Corporation, and deposited in a United States Post Office, with the postage thereon prepaid. If such notice is served by mailing the same, it shall be deemed to have been given at the time when the same shall be thus mailed. If any stockholder shall not have an address appearing upon the books of the Corporation, such notice may be given by mailing the same as heretofore provided, addressed to such stockholder at the General Post Office in Kansas City, Missouri. Service of such notice shall be made by the Secretary, but in case the Secretary shall refuse to neglect to serve such notice upon each stockholder as herein provided, then such service may be made by any officer or director of the Corporation. In addition, such published notice shall be given as required by law.

      Section 4. Waiver of Notice. Any stockholder may waive notice of any meeting of the stockholders, by a writing signed by him, or by his duly authorized attorney, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by him or by these Bylaws. Any stockholder present in person, or represented by proxy, at any meeting of the stockholders shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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      Section 5. List of Stockholders. At least ten days before each meeting of stockholders, the Secretary shall cause to be prepared a complete list of the names and addresses of all stockholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept at the registered Missouri office and shall be subject to inspection by any stockholder during regular business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any stockholder during the meeting.

      Section 6. Quorum. At any meeting of the stockholders, a majority of the outstanding capital stock, entitled to vote at such meeting, being represented in person or by proxy, shall constitute a quorum for all purposes, including the election of directors, except where it is otherwise provided by law.

      Section 7. Voting. At any meeting of the stockholders, each holder of the Common Stock of the Corporation shall be entitled to vote in person or by proxy, and upon all matters, shall have one vote for each share of stock entitled to vote and standing in his name on the books of the Corporation on the record date determined as provided in Section 6 of Article V of the Bylaws. No cumulative voting for directors shall be permitted. At each meeting of the stockholders, each holder of the Preferred Stock of the Corporation shall have such rights to vote and shall vote in such manner as may be prescribed by the Board of Directors upon the issuance of such Preferred Stock in accordance with the Articles of Incorporation. Nothing in these Bylaws shall be deemed to grant any right or privilege to the holders of the Preferred Stock of the Corporation not expressly granted by law or by the Board of Directors upon issuance of such Preferred Stock in accordance with the Articles of Incorporation. All questions, except any question the manner of deciding which is specially regulated by law or by the Articles of Incorporation, shall be determined by a majority of all outstanding shares of stock entitled to vote in an election of directors and represented at the meeting. If voting shall be by ballot for the election of directors or other questions, the Chairman of such meeting of the stockholders may appoint not less than two (2) persons, who are not directors, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the Chairman. Each such Inspector, before entering upon the discharge of his duties, shall take and subscribe the following oath:
"I do solemnly swear that I will execute the duties of an Inspector of the election now to be held, with strict impartiality and according to the best of my ability." The Inspectors of Election shall take charge of the polls and after the balloting shall make and file a written certificate of the results of the votes cast at the meeting.

      Section 8. Proxies. Every proxy must be in writing, signed by the stockholder himself, or by his duly authorized attorney, or by his legal representative, and must be filed with the Secretary of the Corporation at or before the roll call at the meeting at which the same is to be used, and unless so signed and filed, it cannot be used at such meeting. Any proxy may be revoked at the pleasure of the person executing it, by a writing similarly signed and filed, unless such person shall have specified therein that it is irrevocable. No proxy shall be valid after the expiration of eleven (11) months from its date, unless the person executing it shall have specified therein the length of time for which such proxy is to continue in force.

                                   ARTICLE III

      DIRECTORS

      Section 1. Qualifications. The corporate powers, business and property of the Corporation shall be exercised, conducted and controlled by the Board of Directors. It shall not be necessary for a director to be a stockholder.

      Section 2. Number of Directors. The number of directors to constitute the Board of Directors shall not be less than four nor more than ten, the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board, but to be six until otherwise determined. Any change in the number of directors, as provided herein, shall be reported to the Secretary of State of Missouri within 30 calendar days of such change.

      Section 3. Election and Term of Office. The directors shall be classified and elected annually at the regular meeting of the stockholders in the manner provided in the Articles of Incorporation. The term of office of

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each director shall begin immediately after his election. If his successor shall not be elected on the day designated for that purpose he shall hold his office and discharge his duties until his successor has been elected.

      Section 4. Vacancies. In case of vacancy occurring on the Board of Directors through death, resignation, disqualification, disability or any other cause, any such vacancy may be filled by vote of a majority of the surviving or remaining directors then in office. Such director as may be elected by the Board of Directors to fill a vacancy shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until the election and qualification of his successor.

      Section 5. Annual Meeting. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the second Wednesday in April in each year, if not a legal holiday (and if a legal holiday then on the next succeeding day not a legal holiday) immediately following the adjournment of annual meeting of the stockholders held on that day. If, for any reason, such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at any meeting of the directors thereafter held.

      Section 6. Regular Meetings Other Than Annual Meetings. Regular meetings of the directors may be held at such time and place as shall be determined from time to time by resolution of the Board of Directors. Until further resolution of the Board of Directors, the meetings shall be held on the third Tuesday of January, July and October of each year.

      Section 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called by the Secretary of the Corporation at the written request of the Chairman of the Board or the President or at the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

      Section 8. Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board of Directors. Notice of any change in the place of holding any regular meeting, or of any adjournment of a regular meeting to reconvene at a different place, shall be given by mail or telegraph to all directors who were absent at the time such action was taken. The Secretary of the Corporation shall give notice of all special meetings of the directors by delivering to each director in person not later than the day prior to the meeting, or as to any such director not so personally notified, by mailing to him, a written or printed notice of such meeting, postage prepaid, or by telegraph or by messenger delivery to each such director, at his last known address, so that in the ordinary course of the method of delivery it would reach such director at least on the day prior to the meeting. The business transacted at all special meetings of directors shall be confined to the subjects stated in the notice and to matters germane thereto, unless all directors of the Corporation are present at such meeting and consent to the transaction of other business.

      Section 9. Meetings May be Held by Consent. Whenever all persons entitled to vote at any meeting of the directors consent, either by a writing on the records of the meeting, or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent, or to the consideration of which no objection for want of notice is made at the time. If any meeting of the directors be irregular for want of notice, or of such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting. Whenever any notice is required to be given to any director under any provisions of the Bylaws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      Section 10. Quorum. A majority of the Board of Directors of the Corporation, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where otherwise provided by law or by the Bylaws of the Corporation. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of

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conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall constitute presence in person at the meeting.

      Section 11. Compensation of Directors. The compensation to be paid to directors of this Corporation for services at all regular or special meetings of the Board of Directors shall be determined from time to time by the Board of Directors; provided that no such compensation shall be paid to any director who shall at the time be receiving a salary from this Corporation or any of its subsidiaries as an officer thereof.

      Section 12. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may provide for such standing or special committees of two or more persons as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. The rules regarding meetings of such committees, notice thereof and the quorum and vote required at such meetings shall be the same as the rules that apply to meetings of the Board of Directors.

                                   ARTICLE IV

      OFFICERS & THE CHAIRMAN OF THE BOARD

      Section 1. Executive Officers and the Chairman of the Board. The executive officers of this Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors. The Chairman of the Board and the President shall be chosen from among the directors; any person may hold two or more offices, except the offices of both President and Secretary. The Chairman of the Board shall not be an officer of the Corporation and shall be known as a Non-Executive Chairman of the Board.

      Section 2. Subordinate Officers. The Board of Directors may appoint such other assistant officers as it may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board.

      Section 3. Tenure of Office and Removal. The tenure of office of such of the executive officers of the Corporation, subject to prior removal, shall be until the close of the next annual meeting of the stockholders following his election, and until the election of his successor. Any executive officer may be removed at any time prior to the expiration of his term by affirmative vote of the majority of the directors. The Board may delegate the power of removal of subordinate officers to any officer or committee. If the office of any officer of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or inability to act, the Board of Directors may, in every such case, choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors but no longer than the unexpired portion of the term of the officer or agent whose place is vacant, and until his successor shall have been duly elected and qualified.

      Section 4. Compensation. The Board of Directors shall from time to time in its discretion fix or alter the compensation of any officer.

      Section 5. Chairman of the Board and President. The Chairman of the Board shall not be an officer of the Corporation and therefore shall be known as a Non-Executive Chairman of the Board. The President shall be the Chief Executive Officer of the Corporation. The Board may designate a Chief Operating Officer who may be the President or a Vice President or the Treasurer. The President shall see that all orders and resolutions of the stockholders and of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors, by resolution, to delegate any specific powers (other than those which may be by statute conferred exclusively upon the President) to any other officer, director or agent of the Corporation. The Non-Executive Chairman of the Board shall be a member of all standing and other committees appointed by the Board of Directors unless excused by the Board of Directors therefrom. The President is also authorized and empowered to execute on behalf of the Corporation and to cause the seal thereof to be affixed to any and all deeds, mortgages, deeds of trust, bills of sale, security agreements, leases or other instruments conveying, encumbering or transferring any part of or

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the entire interest of the Corporation in and to any of its property, real, personal or mixed; also, any and all contracts, documents, acknowledgements of satisfaction, or releases of mortgages, judgments or other form of security creating instrument, or other instruments issued by the Corporation in the transaction of its business. Both the Non-Executive Chairman of the Board and the President are also authorized and shall have full authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and in connection with such meeting each shall possess and exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock, including the power to sign proxies therefor. The President shall perform such other duties and exercise such other powers not in conflict with the provisions of these Bylaws as the Board of Directors may from time to time prescribe.

      Section 6. Vice Presidents. The Board shall elect one or more Vice Presidents and may classify one or more of such Vice Presidents so elected as Executive Vice President; and the Executive Vice Presidents, in the order of precedence by date of election, or in the absence of an Executive Vice President, the Vice Presidents, in the order of precedence by date of election, in the absence of the Chairman of the Board and the President, shall have and exercise all of the rights, powers and duties of the Chairman of the Board and the President. Each Vice President is also authorized and empowered to execute on behalf of the Corporation and to cause the seal thereof to be affixed to any and all deeds, mortgages, deeds of trust, bills of sale, security agreements, leases or other instruments conveying, encumbering or transferring any part of or the entire interest of the Corporation in and to any of its property, real, personal or mixed; also, any and all contracts, documents, acknowledgements of satisfaction, or releases of mortgages, judgments or other form of security creating instruments, or other instruments issued by the Corporation in the transaction of its business. The Vice Presidents shall perform such other duties and exercise such other powers as may from time to time be imposed upon or vested in them by resolution of the Board of Directors.

      Section 7. Secretary. The Secretary shall attend all meetings of the stockholders of the Corporation, and of the Board of Directors and standing committees. He shall act as the clerk or secretary thereof and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation's seal. He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of stockholders and directors as required by law and the Bylaws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

      Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep full and accurate account of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner and for the purpose ordered by the Board of Directors, and shall render to the Board of Directors, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. And he shall perform such other duties as the Board of Directors may from time to time prescribe.

      Section 9. Officers' Bonds. The Board of Directors may require any officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the Corporation, in case of death, resignation or removal from office of such officer or officers, of all books, papers, vouchers, money and other property of whatever kind in their possession, belonging to the Corporation.

                                    ARTICLE V

      CERTIFICATE OF STOCK AND TRANSFERS

      Section 1. Forms and Execution of Certificates. Each stockholder of the Corporation whose stock has been paid for in full shall be entitled to have a certificate or certificates, certifying the number of shares and the

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class and series, if any, of such stock of the Corporation owned by him. The certificates of stock shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and the Secretary or an Assistant Secretary, have affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed, and express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued. If the Corporation has a registrar, a transfer agent or a transfer clerk who actually signs such certificates, the signatures of any of the officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

      Section 2. Transfer of Stock. Shares of stock after certificates thereof have been issued shall be transferable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books and the old certificate is surrendered for cancellation.

      Section 3. Old Certificates to be Cancelled. No new certificates shall be issued for previously issued certificates until the former certificate or certificates for the shares represented thereby shall have been surrendered and cancelled. In case any new certificate shall be claimed to be lost or destroyed, no new or duplicate certificate shall be issued for the shares represented thereby, and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation.

      Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.

      Section 5. Registered Stockholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

      Section 6. Closing of Stock Transfer Books -- Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as herein provided, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of stockholders so entitled to participate.

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                                   ARTICLE VI

                                      SEAL

      The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "Tower Properties Company, Missouri", and elsewhere thereon shall bear the words "Corporate Seal". The corporate seal may be affixed by impression or may be facsimile, engraved or printed.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

      Section 2. Checks, Drafts, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that the Board of Directors may authorize the use of facsimile signatures of such officers and upon such terms and subject to such conditions as the Board of Directors may determine.

      Section 3. Indemnification of Directors and Officers.

            A. Each present, future or former director or officer of the Corporation shall be indemnified by the Corporation against all expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with:

                  (1) Any threatened, pending or completed civil, criminal, administrative or investigative suit or proceeding (other than an action by or in the right of the Corporation) to which he was or is threatened to be made a party by reason of his being or having been a director or officer of the Corporation; and

                  (2) Any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, including any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation if a court of competent jurisdiction shall nevertheless determine on application that in view of all of the circumstances such person is fairly and reasonably entitled to indemnity; and

                  (3) Any suit, proceeding or action otherwise within the purview of the foregoing subsections (1) and (2) pertaining to any corporation which is an affiliate or subsidiary of this Corporation and of which such person is or was serving as a director or officer by nomination or request of this Corporation; if and on condition, in each such aforesaid instance, that such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            B. In addition to the foregoing and pursuant to the provisions of paragraph 7 of Section 351.355 RSMo., the Corporation may indemnify each present, future or former director or officer of the Corporation against all expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by said person as a result of claims made against said person for acts or omissions of any kind in performing services as a director or officer of the Corporation provided that no such person shall be indemnified by the Corporation under this paragraph if such person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

            C. Any indemnification under this Article shall be made by the Corporation as authorized in the specific case upon a determination that the person in question has met the applicable standard of conduct above

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set forth, such determination, except as otherwise herein required to be made by a court, to be made by (1) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable by either (2) independent legal counsel in a written opinion or (3) the stockholders.

            D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

            E. The Corporation may also enter indemnification agreements with any present, future or former director or officer of the Corporation consistent with the provisions of this Bylaw.

      Section 4. Amendments to Bylaws. The Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of this Corporation from time to time.

Dated: October 24, 1989
Amended: January 29, 1990
Amended: October 1, 1991
Amended: April 22, 2003
Amended: April 26, 2005